FOR FURTHER INFORMATION:	Sandy Fruhman — Media (713) 207-3123 Dan Hannon — Investors (713) 207-6149

FOR IMMEDIATE RELEASE:	October 29, 2002

RELIANT RESOURCES REPORTS THIRD-QUARTER EARNINGS

HOUSTON, TX — Reliant Resources, Inc. (NYSE: RRI) reported net income of $58 million, or $0.20 per diluted share, for the third quarter of 2002. Included in these results were $153 million, or $0.52 per diluted share, of significant unusual charges including items related to the deregulation of the Texas electric market and the separation of Reliant Resources and CenterPoint Energy. See table below. Net income for the same period of 2001 was $214 million, or $0.71 per diluted share, which included an after-tax charge of $28 million, or $0.09 per diluted share, for exiting the company’s telecommunications business.

Excluding the significant unusual charges referenced above, net income for the third quarter of 2002 was $211 million, or $0.72 per diluted share, compared to $242 million, or $0.80 per diluted share, for the same period in 2001.

In addition to the significant unusual charges, Reliant Resources’ 2002 third-quarter earnings were negatively affected by a decline in wholesale earnings, reflecting weak wholesale energy market conditions, and an increase in interest expense associated with the acquisition of Orion Power Holdings. These effects were partially offset by continued strong performance in the company’s retail electric operations in Texas following the start of full retail competition in January 2002 and contributions from the Orion Power Holdings assets, which were acquired in February 2002.

“We are unique within the merchant energy sector because we have a large and profitable retail business in Texas, which helps to offset the effects of the very unfavorable market conditions that continue to plague the wholesale energy industry,” said Steve Letbetter, chairman and CEO. “Our retail business has benefited from a sound market structure in Texas and good execution on the part of the retail team. This has enabled us to maintain strong operating earnings although our reported earnings were negatively affected by several unusual charges.”

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Significant Unusual Charges, Gains and Changes in Accounting during 2002
($ millions, except per share amounts)

			Nine Months Ended
	3rd Quarter		September 30,

	After	Per	After	Per
Description	Tax	Share	Tax	Share

Reported net income	$58	$0.20	$99	$0.34
European goodwill impairment	—	—	234	0.80

Income before cumulative effect of accounting change	$58	$0.20	$333	$1.14

Retail clawback accrual	$55	$0.19	$55	$0.19
Tax accrual on future distributions from European investment	45	0.15	45	0.15
Non-cash pension and post-retirement benefit accounting settlement	29	0.10	29	0.10
Turbine impairment	24	0.08	24	0.08
Gain on stranded cost contract settlement	—	—	(71)	(0.24)

Subtotal of significant unusual charges and gains	$153	$0.52	$82	$0.28

Income before cumulative effect of accounting change and certain significant unusual charges and gains	$211	$0.72	$415	$1.42

Significant Unusual Charges, Gains and Changes in Accounting during 2001
($ millions, except per share amounts)

			Nine Months Ended
	3rd Quarter		September 30,

	After	Per	After	Per
Description	Tax	Share	Tax	Share

Reported net income	$214	$0.71	$524	$1.93
Implementation of FAS No. 133	—	—	(3)	(0.01)

Income before cumulative effect of accounting change	$214	$0.71	$521	$1.92

Charge related to exiting telecommunications business	$28	$0.09	$28	$0.09
Charge for redesign of benefit plans preparing for spin-off from CenterPoint Energy	—	—	65	0.24
Gain related to valuation of company’s interest in NEA	—	—	(33)	(0.12)

Subtotal of significant unusual charges and gains	$28	$0.09	$60	$0.21

Income before cumulative effect of accounting change and certain significant unusual charges and gains	$242	$0.80	$581	$2.13

For the first nine months of 2002, income before cumulative effect of accounting change was $333 million, or $1.14 per diluted share, compared to $521 million, or $1.92 per diluted share, for the same period of 2001. Excluding the significant unusual charges, gains and cumulative effect of accounting change listed in the tables above, net income for the first nine months of 2002 was $415 million, or $1.42 per diluted share, compared to $581 million, or $2.13 per diluted share, for the same period in 2001.

In addition to the significant unusual charges and gains, 2002 year-to-date earnings declined due to weaker earnings from the wholesale segment and increased interest expense associated with the acquisition of Orion Power Holdings. Also contributing to the decline were expenses associated with plant cancellations, a plant closure and severance costs. Partially offsetting these declines were contributions from the Orion Power Holdings assets and strong results from the retail segment.

The company recorded a $234 million, or $0.80 per diluted share, impairment charge on January 1, 2002, as a change in accounting principle upon completing its review of the European energy segment’s goodwill as required by SFAS No. 142, “Goodwill and Other Intangible Assets”.

SEGMENT EARNINGS DETAILED

Retail Energy

The company’s retail energy segment produced earnings before interest and taxes (EBIT) of $235 million in the third quarter of 2002, compared to a loss of $8 million in the third quarter of 2001. For the first nine months of 2002, the retail energy segment produced EBIT of $489 million, compared to a loss of $13 million in the same period of 2001.

As the designated affiliated retail electric providers in the Houston area, Reliant Energy Retail Services and Reliant Energy Solutions began serving approximately 1.7 million residential, commercial, industrial and institutional customers when the Texas retail electricity market opened to full competition in January 2002. These two units also began acquiring customers in other parts of Texas that are open to competition.

The opening of the Texas retail electricity market to competition in January 2002 was the primary factor in the increase in retail EBIT. The increases in EBIT reflect sales, partially offset by increased operating and administrative expenses related to participation in the competitive market.

Texas deregulation legislation requires an affiliated retail electric provider to make a clawback payment in 2004, not to exceed $150 per customer, if 40 percent of the residential and small commercial customers’ load in the affiliated transmission and distribution utility’s service territory has not switched to an alternative electric provider by the end of 2003. The clawback is individually calculated for the two customer classes.

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During the third quarter, Reliant Resources recorded an $89 million, pre-tax, non-cash charge for a portion of the clawback payment the company expects to make to CenterPoint Energy in 2004. Reliant Resources currently estimates the total clawback payment will be $155 million to $185 million, and it will record the remainder of the estimated obligation in the fourth quarter of 2002 and in 2003 as the related revenues are recognized. The company does not anticipate making a clawback payment for the small commercial customer class.

Wholesale Energy

EBIT for the wholesale energy segment was $119 million in the third quarter of 2002, compared to $402 million in the third quarter of 2001. For the first nine months of 2002, the wholesale energy segment produced EBIT of $264 million, compared to $929 million for the same period of 2001.

The reduced third-quarter EBIT was primarily due to less favorable market conditions, which resulted in lower operating margins from power generation operations and trading and marketing activities. Increased depreciation expense, including a $37 million impairment charge related to turbines, also contributed to the decline. These effects were partially offset by the earnings from Orion Power Holdings, which was acquired in February 2002. In addition, third-quarter EBIT was negatively impacted by a $21 million increase in a reserve for anticipated refunds to be ordered by the FERC relating to California operations and by employee severance costs of $6 million.

In addition to the items mentioned above, the decrease in year-to-date earnings reflects charges in connection with the cancellation of power plant development projects, a write-off due to the closure of a power plant in Pennsylvania and decreased equity income from the company’s investment in El Dorado Energy. This was partially offset by reduced emissions amortization and changes in credit provisions related to California energy sales.

European Energy

The European energy segment had a loss before interest and taxes of $13 million in the third quarter of 2002, compared to a loss of $4 million in the same period of 2001. The increase in loss resulted primarily from a reorganization charge of $8 million incurred in the third quarter of 2002.

For the nine months ended September 30, 2002, the European energy segment produced EBIT of $110 million, compared to $80 million for the same period of 2001. The increase was primarily due to a $109 million gain related to the settlement of certain stranded cost power contracts. Also contributing to the increase was a decrease in amortization expense due to discontinuing goodwill amortization. These positive factors were partially offset by reduced ancillary services revenue, increased operation and maintenance and general and administrative expenses, and an unplanned plant outage in the first quarter of 2002.

Results for the first nine months of 2001 reflect $30 million for efficiency and energy payments from NEA, the coordinating body for the Dutch electric generating sector prior to the start of wholesale competition, and a $51 million increase in the valuation of the company’s interest in NEA, which was recorded as equity income in the second quarter of 2001.

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Other Operations

The company’s other operations segment recorded a loss before interest and taxes of $50 million for the third quarter of 2002, compared to a loss of $32 million in the third quarter of 2001. The increased loss resulted primarily from a $47 million, pre-tax, non-cash pension and post-retirement benefit settlement charge. The charge is related to the accounting settlement of benefit plans associated with the spin-off of Reliant Resources from CenterPoint Energy. Results for the third quarter of 2001 included restructuring charges and write-offs totaling $33 million pre-tax, related to the company’s communications business.

For the first nine months of 2002, the other operations segment had a loss before interest and taxes of $55 million, compared to a loss of $148 million for the first nine months of 2001. The improvement was primarily due to a non-cash, $100 million charge in 2001 relating to the redesign of benefit plans in anticipation of the company’s separation from CenterPoint Energy, restructuring charges, write-offs and operating losses in 2001 related to the communications business, and a change in the allocation of certain corporate costs to the business units, partially offset by the $47 million charge discussed above.

Review of Trading Activities

Reliant Resources’ review of its trading activities in connection with various pending investigations has identified a series of four related natural gas financial swap transactions that should not have been recorded in the company’s records. The transactions had the effect of decreasing net income approximately $13 million in 2000 and increasing net income by the same amount in 2001. The company has determined, after discussions with its independent auditors and the staff of the Securities and Exchange Commission, that a restatement of the company’s prior period financial statements is not required. The company does, however, intend to file additional footnote disclosure regarding these transactions in the form of an amendment to its 2001 Form 10-K/A.

The company is not aware of any other similar transactions and expects to conclude a review of its records for such transactions in the next few weeks.

Outlook for 2002 and 2003

Reliant Resources is revising its 2002 guidance for income before cumulative effect of accounting change to a range of $1.45 to $1.55 per share. This guidance excludes $82 million, or $0.28 per share, in significant unusual charges and gains identified in the table above.

The company currently estimates that its 2003 net income will range between $0.90 and $1.10 per share.

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Webcast of Earnings Conference Call

Reliant Resources has scheduled its third-quarter 2002 earnings conference call for Tuesday, October 29, 2002, at 10:00 a.m. Central Standard Time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantresources.com. A replay of the call can be accessed approximately two hours after the completion of the call.

Reliant Resources, based in Houston, Texas, provides electricity and energy services to wholesale and retail customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company has more than 21,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. and nearly 3,500 megawatts of power generation in operation in Western Europe. At the retail level, Reliant Resources provides a complete suite of energy products to electricity customers in Texas ranging from residences and small businesses to large commercial, institutional and industrial customers. For more information, visit our web site at www.reliantresources.com.

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This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in Reliant Resources’ business plans, financial market conditions and other factors discussed in Reliant Resources’ filings with the Securities and Exchange Commission.

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Reliant Resources, Inc. and Subsidiaries
Statements of Consolidated Income
(Thousands of Dollars)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,

	2002	2001	2002	2001

Revenues:
Other revenues	$5,236,855	$2,399,819	$9,220,825	$5,355,007
Trading margins	118,375	61,869	291,031	311,478

Total	5,355,230	2,461,688	9,511,856	5,666,485

Expenses:
Fuel and cost of gas sold	495,711	476,532	1,083,043	1,744,606
Purchased power	3,863,918	1,308,183	6,062,458	2,190,671
Accrual for payment to CenterPoint Energy, Inc.	89,000	—	89,000	—
Operation and maintenance	259,139	138,922	673,622	385,610
General, administrative and development	223,869	114,099	503,805	406,846
Depreciation	134,962	36,094	303,865	96,675
Amortization	6,561	35,774	14,962	82,669

Total	5,073,160	2,109,604	8,730,755	4,907,077

Operating Income	282,070	352,084	781,101	759,408

Other (Expense) Income:
(Losses) gains from investments, net	(2,338)	3,700	2,493	15,015
Income of equity investment of unconsolidated subsidiaries	955	2,132	10,263	66,482
Other, net	10,487	250	14,081	7,152
Interest expense	(103,130)	(8,355)	(208,974)	(52,220)
Interest income	11,183	3,010	19,493	18,360
Interest income — affiliated companies, net	570	11,319	4,754	7,888

Total other (expense) income	(82,273)	12,056	(157,890)	62,677

Income Before Income Taxes	199,797	364,140	623,211	822,085
Income Tax Expense	142,063	150,279	290,146	300,976

Income Before Cumulative Effect of Accounting Change	57,734	213,861	333,065	521,109
Cumulative effect of accounting change, net of tax	—	—	(233,600)	3,062

Net Income	$57,734	$213,861	$99,465	$524,171

Beginning in the third quarter of 2002, the company began reporting mark-to-market gains and losses on energy trading contracts net in the income statement whether or not settled physically pursuant to Emerging Issues Task Force No. 02-03, “Accounting for Contracts involved in Energy Trading and Risk Management Activities”. Comparative financial statements for prior periods have been reclassified to conform to this presentation. The effect of reporting mark-to-market gains and losses on energy trading contracts net was a reduction in revenues and the related cost of gas sold and purchase power of $6.3 billion, $ $19.7 billion and $11.4 billion in the three months and nine months ended September 30, 2001, and for the six months ended June 30, 2002, respectively. This change did not effect gross margins, operating income or net income. These trading activities consist of domestic and European energy trading, marketing, power origination and risk management services operations; and the large commercial, industrial and institutional customers under retail electricity contracts.

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Thousands of Dollars, Except Per Share Amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

As Reported:

Basic Earnings Per Common Share
Income before cumulative effect of accounting change	$0.20	$0.71	$1.15	$1.92
Cumulative effect of accounting change, net of tax	—	—	(0.81)	0.01

Net income	$0.20	$0.71	$0.34	$1.93

Diluted Earnings Per Common Share
Income before cumulative effect of accounting change	$0.20	$0.71	$1.14	$1.92
Cumulative effect of accounting change, net of tax	—	—	(0.80)	0.01

Net income	$0.20	$0.71	$0.34	$1.93
Weighted Average Common Shares Outstanding (in thousands):
- Basic	290,425	299,164	289,788	272,253
- Diluted	291,584	299,410	291,703	272,501

Operating Income (Loss) by Segment

Wholesale Energy	$110,900	$399,804	$241,161	$912,593
European Energy	(15,510)	(4,546)	103,071	23,098
Retail Energy	236,724	(6,738)	490,670	(13,232)
Other Operations	(50,044)	(36,436)	(53,801)	(163,051)

Total	$282,070	$352,084	$781,101	$759,408

Earnings (Loss) Before Interest and Taxes by Segment

Wholesale Energy	$118,745	$401,894	$264,013	$928,991
European Energy	(12,644)	(3,527)	110,244	79,689
Retail Energy	234,839	(8,314)	488,806	(13,194)
Other Operations	(49,766)	(31,887)	(55,125)	(147,429)

Total	$291,174	$358,166	$807,938	$848,057

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended			Nine Months Ended
	September 30,			September 30,

	2002	2001	Change	2002	2001	Change

Wholesale Energy EBIT
Orion EBIT			$134			$249
Change in plant margins, excluding California provisions			(345)			(697)
Change in trading margins			(10)			(145)
Change in California credit provision			5			77
Change in California refund reserve			(21)			(40)
Development costs write-off			—			(17)
Pennsylvania plant write-off			—			(15)
Turbine impairment charge			(37)			(37)
Change in operating, general and administrative expenses			(4)			(32)
Change in depreciation and amortization			(11)			(14)
Change in income from equity investments			(1)			(5)
Change in other non-operating income			7			11

Total Change in Wholesale Energy EBIT	119	402	(283)	264	929	(665)

European Energy EBIT
Change in valuation of stranded cost contracts			—			16
Change in trading margins			—			4
Plant outages in 2002			—			(7)
Change in margins due to NEA reimbursement - 2001			—			(30)
Gain on stranded cost contract amendments			—			109
Change in other margins			(2)			(3)
Change in operating, general and administrative expenses			(13)			(24)
Change in depreciation and amortization			4			15
Change in equity income - 2001			—			(51)
Change in other non-operating income			2			1

Total Change in European Energy EBIT	(13)	(4)	(9)	110	80	30

Retail Energy EBIT
Energy margins			462			895
Change in other energy services margins			(15)			(25)
Accrual for payment to CenterPoint Energy, Inc.			(89)			(89)
Change in operating, general and other expenses			(114)			(277)
Change in non-operating income			(1)			(2)

Total Change in Retail Energy EBIT	235	(8)	243	489	(13)	502

Other Operations EBIT
Curtailment and related enhancements of benefit plans - 2001			—			100
Pension and post-retirement benefit settlement - 2002			(47)			(47)
Communications restructuring and write-offs			33			33
Other operating changes			—			23
Change in non-operating income			(4)			(16)

Total Change in Other Operations EBIT	(50)	(32)	(18)	(55)	(148)	93
Total Change in EBIT			(67)			(40)

Change in Interest Expense			(95)			(157)
Change in Interest Income			8			1
Change in Interest Income/Expense - Affiliated Companies			(10)			(3)

Total Change in Interest Expense/Income			(97)			(159)

Net Change in Income before Income Taxes			(164)			(199)

Extraordinary item Change in Income Taxes			53			56
Tax accrual for future distributions from European investment			(45)			(45)
Cumulative Effect of Change in Accounting Principle			—			(237)

Change in Net Income			$(156)			$(425)

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Results of Operations by Segment
(Million of Dollars)
(Unaudited)

Wholesale Energy Segment	Wholesale Energy

	Quarter Ended September 30,		Period Ended September 30,

	2002	2001	2002	2001

Results of Operations:
Other Operating Revenues	$3,479	$2,227	$5,554	$4,797
Trading Margins	34	44	131	276

Operating Revenues	3,513	2,271	5,685	5,073

Operating Expenses:
Fuel and cost of gas sold	428	385	829	1,451
Purchased power	2,606	1,298	3,687	2,174
Operation and maintenance	167	87	412	243
General, administrative and development	86	73	268	203
Depreciation and amortization	115	28	248	90

Total	3,402	1,871	5,444	4,161

Operating Income	111	400	241	912

Income from equity investments of unconsolidated subsidiaries	1	2	11	16
Losses from Investments	(2)	(1)	(2)	(1)
Other Non-Operating Income	9	1	14	2

Earnings Before Interest and Taxes	$119	$402	$264	$929

Wholesale Energy Margins by Commodity:
Gas	$17	$33	$119	$192
Power	465	550	1,050	1,238
Oil	(4)	4	1	12
Other Commodities	1	1	(1)	6

	$479	$588	$1,169	$1,448

Wholesale Energy Margins by Activity:
Power Generation	$445	$544	$1,038	$1,172
Trading, Marketing and Risk Management	34	44	131	276

	$479	$588	$1,169	$1,448

Trading, Marketing and Risk Management Margins Realized and Unrealized:
Realized	$41	$129	$153	$256
Unrealized	(7)	(85)	(22)	20

	$34	$44	$131	$276

Trading Margin / VaR	4.86	8.80	16.38	39.43
Wholesale Energy Operating Data:
Trading, Marketing and Risk Management Activity(1):
Natural gas Bcf volume(2)	897	880	2,925	2,324
Oil Trading Revenues (000’s Bbls)(3)	—	827	758	2,116
Wholesale Power Sales (000’s Mwh)(2)	123,310	59,936	244,332	145,548
Power Generation Activity:
Wholesale Power Sales (000’s Mwh)(2)	60,544	20,107	105,852	48,974
Revenues per Mwh	$52.99	$106.51	$46.66	$94.69

(1)	Excludes financial transactions

(2)	Includes physical contracts not delivered

(3)	Excludes physical contracts not delivered

Value at Risk Analysis:

(Assumes 95% confidence level and primarily a one day holding period using variance/covariance model)

As of September 30,	$9	$5	$9	$5
Period Ended September 30:
Daily Average	7	5	8	7
Daily High	10	11	17	18
Daily Low	5	3	4	2

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Results of Operations by Segment
(Million of Dollars)
(Unaudited)

European Energy Segment	European Energy

	Quarter Ended September 30,		Period Ended September 30,

	2002	2001	2002	2001

Results of Operations:
Other Operating Revenues	$145	$142	$447	$472
Trading Margins	3	3	10	6

Operating Revenues	148	145	457	478

Operating Expenses:
Fuel	67	91	254	294
Purchased power	38	9	(55)	15
Operation and maintenance	25	17	87	56
General and administrative	18	13	26	33
Depreciation and amortization	16	20	42	57

Total	164	150	354	455

Operating Income	(16)	(5)	103	23

Income from equity investments of unconsolidated subsidiaries	—	—	—	51
Other Non-Operating Income	3	1	7	6

(Loss) Earnings Before Interest and Taxes	$(13)	$(4)	$110	$80

European Energy Margins by Activity:
Power Generation	$40	$42	$248	$163
Trading, Marketing and Risk Management	3	3	10	6

	$43	$45	$258	$169

Trading and Risk Management Margins Realized and Unrealized:
Realized	$2	$3	$5	$6
Unrealized	1	—	5	—

	$3	$3	$10	$6

European Energy Operating Data:
Trading, Physical Power Sales (000’s MWH)	17,883	5,687	52,436	14,641
Power Generation Power Sales (000’s MWH)	4,257	4,013	13,198	11,885
Revenues per mwh	$27.02	$25.55	$26.50	$26.56

Retail Energy Segment	Retail Energy

	Quarter Ended September 30,		Period Ended September 30,

	2002	2001	2002	2001

Results of Operations:
Other Operating Revenues	$1,612	$28	$3,218	$78
Trading Margins	82	15	150	29

Operating Revenues	1,694	43	3,368	107

Operating Expenses:
Purchased power	1,220	2	2,430	2
Accrual for payment to CenterPoint Energy, Inc.	89	—	89	—
Operation and maintenance	67	29	172	71
General and administrative	74	16	167	40
Depreciation and amortization	7	3	19	7

Total	1,457	50	2,877	120

Operating Income (Loss)	237	(7)	491	(13)

Other Non-Operating Income	(2)	(1)	(2)	—

Earnings (Loss) Before Interest and Taxes	$235	$(8)	$489	$(13)

Trading Margins Realized and Unrealized:
Realized	$44	$—	$120	$—
Unrealized	38	15	30	29

	$82	$15	$150	$29

Retail Energy Operating Data:
GWh Sales data (1):
Residential	8,606		17,055
Small commercial	3,983		10,026
Large commercial, industrial and institutional	6,465		17,740

Total	19,054		44,821

(1) Gigawatt hours

Number of Customers (in thousands)
Residential			1,469
Small commercial			219
Large commercial, industrial and institutional			22

Total			1,710

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Results of Operations by Segment
(Million of Dollars)
(Unaudited)

Other Operations Segment	Other Operations

	Quarter Ended September 30,		Period Ended September 30,

	2002	2001	2002	2001

Results of Operations:
Operating Revenues	$—	$3	$2	$8
Operating Expenses:
Operation and maintenance	—	6	3	15
General and administrative	46	12	43	131
Depreciation and amortization	4	21	10	25

Total	50	39	56	171

Operating Loss	(50)	(36)	(54)	(163)

Gains from Investments	—	5	4	16
Other Non-Operating Loss	—	(1)	(5)	(1)

Loss Before Interest and Taxes	$(50)	$(32)	$(55)	$(148)

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Consolidated Trading Activities
(Million of Dollars)
(Unaudited)

	Quarter Ended September 30,		Period Ended September 30,

	2002	2001	2002	2001

Consolidated Trading, Marketing and Risk Management Margins Realized and Unrealized:
Realized	$87	$132	$278	$262
Unrealized	32	(70)	13	49

	$119	$62	$291	$311

Consolidated Value at Risk Analysis:

(Assumes 95% confidence level and primarily a one day holding period using variance/covariance model)

As of September 30,	$17	$5	$17	$5
Period Ended September 30:

Daily Average	18	5	18	7
Daily High	21	11	29	18
Daily Low	15	3	13	3

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.

FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Dennis Barber
(713) 207-3042